UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

Bluerock Homes Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Third Avenue, 40th Floor

New York, NY 10022

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8 - K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On August 27, 2026, Bluerock Homes Trust, Inc. (the “Company”), through a subsidiary of Bluerock Residential Holdings, L.P., its operating partnership, provided a secured loan in the principal amount of $33,088,000 (the “Loan”) to BR HPE ZC Investment Co, LLC (the “Depositor”), a wholly owned subsidiary of BAM RK DST Investor, LLC, which is a wholly owned subsidiary of Bluerock Asset Management, LLC (“BAM”), an affiliate of the Company's external manager.

The proceeds of the Loan were used to fund a portion of the Depositor's acquisition of the Class II Interests of BR HPE Zero Coupon, DST (the “Trust”), a Delaware Statutory Trust managed by BR HPE CTL DST Manager, LLC (the “DST Manager”), a wholly owned indirect subsidiary of Bluerock Enterprise Holdings, LP, an affiliate of the Company's external manager. Through a sale-leaseback transaction, the Trust acquired a 340,496 square foot, 8-story Class A office and lab facility located in Northern California (the “Property”), for a purchase price of $330,777,000 pursuant to a 20.5-year bondable true lease guaranteed by an investment-grade technology company (the “Transaction”).

The Trust financed the Transaction primarily with a $309,980,618 senior, zero net cash flow credit tenant lease facility (the “Senior A-1 Note”) bearing a fixed coupon of 6.54%. The remaining capitalization of the Transaction was funded by the Loan and common equity contributed by BAM of approximately $6,538,805.

The Loan bears a fixed coupon of 13.0% per annum, with a 36-month term and is secured by a pledge of the Depositor’s interest in the Class II Interests of the Trust. The Loan is structured to be repaid by the proceeds of the syndication of the Class I Interests of the Trust through a private placement of such interests.

In connection with the Senior A-1 Note, the Company provided a non-recourse carveout guaranty and a hazardous materials indemnity agreement (collectively, the “NRCO Guaranty”). The NRCO Guaranty contains customary non-recourse carveout provisions pursuant to which the Company may become liable for losses arising from certain “bad acts”, including, among other things, fraud, misrepresentation, misapplication of funds, voluntary bankruptcy filings, taking prohibited actions with respect to the tenant or the lease and violations of certain transfer and encumbrance restrictions, as well as environmental issues. In consideration of providing the NRCO Guaranty, the Company will earn a non-recourse carveout guarantor fee of $125,000 per annum (the “NRCO Guarantor Fee”) for each year the NRCO Guaranty remains in effect, up to a maximum aggregate amount of $625,000. In connection with the NRCO Guaranty, the DST Manager has agreed to indemnify the Company for any losses incurred under the NRCO Guaranty that result from the willful misconduct or gross negligence of the DST Manager. Further, the lease provides for indemnification with respect to certain environmental matters that may occur during the lease term.

The Loan and the NRCO Guaranty were approved by the Audit Committee of the Company's Board of Directors, consisting solely of independent directors, in accordance with the Company's related party transaction approval policies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

Date:	September 2, 2026	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer